Exhibit 10.1

GLOBALSCAPE, INC.
2016 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

GLOBALSCAPE, INC.
2016 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

Approved by Board of Directors on November 9, 2016
GLOBALSCAPE, INC.
2016 Employee Long-Term Equity Incentive Plan
PART I

 PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES
SECTION 1.          Purpose of this Plan.  The purposes of this Plan are to (a) employ and retain qualified and competent personnel and (b) promote the growth and success of the Company’s and its Subsidiaries’ business by (i) aligning the long-term interests of the Company’s and its Subsidiaries’ key employees with those of the Company’s stockholders by providing an opportunity to acquire an interest in the Company and (ii)  providing rewards for exceptional performance and long-term incentives for future contributions to the success of the Company and its Subsidiaries.
This Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options or Restricted Stock, at the discretion of the Committee and as reflected in the terms of the Award Agreement.  Each Award will be subject to conditions specified in this Plan.
SECTION 2.          Definitions.  As used herein, the following definitions shall apply:
(a)          “Award” means any award or benefit granted under this Plan, including Options and Restricted Stock. Each Award shall be subject to the terms and conditions of the Plan.
(b)          “Award Agreement” means a written or electronic agreement between the Company and the Participant setting forth the terms of the Award, which need not be identical among Participants..
(c)          “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
(d)          “Board” means the Company’s Board of Directors, as may be constituted from time to time..
(e)          “Change in Control Value” has the meaning set forth in SECTION 5(b).
(f)          “Change of Control” means the first to occur of any of the following:
(i)
the sale, transfer, or assignment to, or other acquisition by any other entity or entities (other than a Subsidiary), of all or substantially all of the Company’s assets, on a consolidated basis, in one or a series of related transactions;

(ii)	a third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial

Ownership of Common Stock having fifty percent (50%) or more of the then total number of votes that may be cast for the election of members of the Board; provided, however, that if Thomas W. Brown and/or David L. Mann acquire, directly or indirectly, Beneficial Ownership of Common Stock having 50% or more of the then total number of votes that may be cast for the election of members of the Board, then it shall not be deemed a Change of Control; or

(iii)
during any two-consecutive year period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this SECTION 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the two-year period, shall be deemed to have satisfied such two-year requirement and shall be deemed to be an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv)
a merger, consolidation, reorganization or other business combination (a “Transaction”), as a result of which (A) the stockholders of the Company immediately prior to such Transaction own, directly or indirectly, immediately following such Transaction less than a majority of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction; (B) a Person (other than Thomas W. Brown or David L. Mann) Beneficially Owns, directly or indirectly, 20% or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such Transaction; or (C)  a majority of the members of the board of directors or similar governing body of the entity resulting from such Transaction were not Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Transaction.

(g)          “Code” means the Internal Revenue Code of 1986, as amended.
(h)          “Committee” means the Compensation Committee appointed by the Board, which shall be comprised of three or more Outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code, and applicable interpretive authority under the Code, and within the meaning of  “Non-Employee Director” under SEC Rule 16b-3 promulgated under the Exchange Act); provided, however that in the event the Compensation Committee is not comprised solely of Outside Directors then, with respect to any Performance-Based Award granted under this Plan to a Covered Employee, the Committee shall mean the two or more Outside Directors appointed by the Board to administer the Plan with respect to such Award.
(i)          “Common Stock” means the common stock of the Company, par value $.001 per Share.
(j)          “Company” means GlobalSCAPE, Inc., a Delaware corporation, and any successor thereto.
(k)          “Covered Employee” shall mean the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined in accordance with Section 162(m) of the Code and applicable guidance promulgated thereunder, and any other class of Employees that is expected to be within this group at the time the Company is expected to claim a Federal income deduction with respect to the Award, as determined by the Committee in its sole and absolute discretion.
(l)          “Director” means a member of the Board.
(m)          “Effective Date” means November 9, 2016.
(n)           “Employer” shall mean the Company and each Subsidiary.
(o)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)          “Fair Market Value” means the closing price per share of the Common Stock on the NYSE MKT as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the NYSE MKT shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock. In the absence of an established market for the Common Stock, the “Fair Market Value” for each share shall be the value established, in good faith, by the Board as of the determination date in accordance with the applicable regulations and guidance promulgated under Section 409A of the Code (or any successor provision thereto) and published in the Internal Revenue Bulletin
(q)          “Incentive Stock Option” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(r)          “Incumbent Directors” has the meaning set forth in SECTION 2(f)(iii).
(s)          “Misconduct” means the termination of employment for “cause” as defined in Participant’s employment agreement or in the absence of such an agreement or such a definition, “Misconduct” will mean a determination by the Committee, in its sole and absolute discretion, that Participant (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit to Participant, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Participant’s duties and responsibilities for the Company or any affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has failed to satisfactorily perform, or has engaged in negligence or willful misconduct in the performance of, his duties including, but not limited to, willfully refusing without proper legal reason to perform Participant’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by Employer or any affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Participant and Employer related to Participant’s employment, or (vii) has engaged in conduct that is likely to have a deleterious effect on Employer or any affiliate or Employer’s legitimate business interests including, but not limited to, their goodwill and public image.
(t)          “Non-Qualified Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.
(u)          “NYSE MKT” means The NYSE MKT, LLC.
(v)          “Option” means a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to SECTION 8 of this Plan.
(w)          “Optionee” means a Participant who has been granted an Option.
(x)          “Outside Director” has the meaning set forth in SECTION 2(h).
(y)          “Participant” means any employee of the Company or any of its Subsidiaries that has been granted an Award.
(z)           “Performance-Based Award” shall mean an Award the benefit of which is paid solely on account of the attainment (as certified in writing by the Committee) of one or more objective performance goals, which are established by the Committee and approved by the stockholders of the Company in accordance with the requirements prescribed in Section 162(m) of the Code (or any successor provision thereto).
(aa)          “Plan” means this GlobalSCAPE , Inc. 2016 Employee Long-Term Equity Incentive Plan, including any amendments thereto.
(bb)          “Reprice” or “Repricing” shall mean the adjustment, amendment or modification of the exercise price of Options previously awarded whether through amendment, cancellation, modification, replacement of grants or any other means.
(cc)          “Restricted Stock” means a grant of Shares pursuant to SECTION 9 of this Plan.
(dd)          “SEC” means the Securities and Exchange Commission.
(ee)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(ff)          “Share” means one share of Common Stock, as adjusted in accordance with SECTION 5 of this Plan.
(gg)          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise provided, however, that with respect to an Incentive Stock Option, the term “Subsidiary” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation and in which the Company possesses fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in such entity.
(hh)          “Transaction” has the meaning set forth in SECTION 2(f)(iv).
SECTION 3.          Administration of this Plan.
(a)          Authority.  This Plan shall be administered by the Committee, which shall be comprised of no less than three members of the Board.  The Committee has full and exclusive power to administer this Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe.  Notwithstanding anything herein to the contrary, the Committee’s power to administer this Plan, and actions the Committee takes under this Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by the full Board and/or stockholders.
(b)          Powers of the Committee.  Subject to the other provisions of this Plan, the Committee has the authority, in its discretion:
(i)	to determine the Participants to whom Awards, if any, will be granted hereunder;
(ii)
to grant Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award,  performance criteria or other conditions, vesting schedule or any restrictions for an Award and any restrictions on Shares acquired pursuant to an Award, the exercise price or purchase price for the Shares, the timing of such Awards, and any other terms and conditions of an Award that the Committee deems appropriate and as are not inconsistent with the terms of the Plan;

(iii)	to construe and interpret this Plan and the Awards granted hereunder;
(iv)
to prescribe, amend, modify and rescind rules and regulations relating to this Plan, including the forms of Award Agreements, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, rules, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

(v)	to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;
(vi)	to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and
(vii)	to take any and all other actions and to make all other determinations deemed necessary or advisable for the administration of this Plan.
(c)          Effect of Committee’s Decision.  All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.
(d)          Delegation.  To the extent permitted by the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that (i) the authority to grant or administer Awards with respect to persons who are subject to Section 16 of the Exchange Act, or to persons who are “covered employees” (within the meaning of Treasury Regulation, Section 1.162-27(c)(2)), shall not be delegated by the Committee; and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision.  Any action by any such delegate(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.  Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.
(e)          Compliance with Code Section 409A. The Company intends that this Plan and Awards be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document (including any Award Agreement) as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

SECTION 4.          Shares Subject to this Plan.
(a)          Reservation of Shares.  The shares of Common Stock reserved under this Plan shall be 5,000,000 shares of Common Stock.  If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan has been terminated, become available for future Awards under this Plan.  The Shares may be authorized but unissued, acquired by the Company (including shares purchased by the Company on the open market) or reacquired shares of Common Stock.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.
(b)          Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant.  Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.
(c)          Securities Law Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated under either of such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
SECTION 5.          Adjustments to Shares Subject to this Plan.
(a)          Adjustments.  If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased or decreased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding Awards shall also be considered to be appropriately amended as to the exercise price and other terms as may be necessary or appropriate to reflect the foregoing events; provided that any adjustment to the exercise price of an Award shall be made in accordance with regulations and applicable guidance to ensure that the Award remains exempt from Code Section 409A following adjustment.  No adjustment pursuant to this SECTION 5 shall be deemed a Repricing of an Option or any other Award.  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock has been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan.  In making any such substitution or adjustment pursuant to this SECTION 5, fractional shares may be ignored.
(b)          Amendments.  The Committee has the power, in the event of any Transaction, to (1) amend all outstanding Options to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such Transaction and (2) to terminate each such Option as of such effective date and pay each holder of such Award an amount of cash per share equal to the excess, if any, of the Change in Control Value  (as hereinafter defined) of the shares subject to such Option over the exercise price under such Options for such shares.  For purposes of this subsection (b), the “Change in Control Value” shall be the per share price paid to stockholders of the Company in the Transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee will determine, in its sole and absolute discretion, the fair cash equivalent portion of the consideration offered that is other than cash; provided, however, that the Change In Control Value shall not be construed as providing any Participant or any beneficiary of an Award of any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award.
(c)          No Other Adjustment.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.
(d)          Limitations under Code Section 409A.  Notwithstanding as otherwise provided in this SECTION 5, no adjustment or amendment shall be taken under this SECTION 5 that:
(i)
with respect to any Awards that are not subject to Section 409A of the Code as of the date of such action, would cause such Award to be subject to the requirements of Section 409A of the Code without satisfying such requirements; or

(ii)
with respect to Awards subject to Section 409A of the Code, would constitute (i) a change in the time and form of payment under such Award, unless consented to by the Participant and otherwise satisfies the requirements of Treasury Regulation §1.409A-2(b), (ii) an acceleration of payment under the Award in prohibition of section 409A(a)(3) of the Code and the regulations thereunder, taking into consideration the exceptions provided under Treasury Regulation §1.409A-3(j)(4) for certain accelerations, or (iii) a violation of Section 409A of the Code not otherwise referenced herein that would trigger adverse tax consequences for the Participant.

PART II

 TERMS APPLICABLE TO ALL AWARDS
SECTION 6.          General Eligibility and Annual Maximum Award; Procedure for Exercise of Awards; Rights as a Stockholder.
(a)          General Eligibility.  Awards may be granted only to Participants. In making the determination of whether to grant an Award to a Participant, as well as the determination of the type of Award and terms of such Award, the Committee may consider such factors as the Committee, in its sole and absolute discretion, may deem relevant in connection with the purposes of this Plan.
(b)           Evidence of Participation. Each Award granted to a Participant shall be evidenced by an Award Agreement, in such form as prescribed by the Committee and containing such terms and provisions as are not inconsistent with this Plan. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of the terms of the Plan.
(c)          Maximum Annual Participant Award.  The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant (including a Covered Employee) in any one taxable year of the Company shall not exceed 250,000 shares of Common Stock (subject to adjustment as set forth in SECTION 5(a)). For purposes of this SECTION 6(c), an Award that has been granted to a Covered Employee during any taxable year, but which is subsequently forfeited or otherwise cancelled will be counted against the maximum number of Shares with respect to which Awards may be granted to such Employee.
(d)          Procedure.  An Award shall be exercised when written or electronic notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable.  The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company.  The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of and full payment for the Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in SECTION 5 of this Plan.
(e)          Method of Payment.  The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.
(f)          Stockholder Rights.  Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.
(g)          Non-Transferability of Awards.  An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.
SECTION 7.          Effect of Change of Control.  Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.
(a)          Acceleration.  Awards of a Participant shall be Accelerated (as defined in SECTION 7(b)) upon the occurrence of a Change of Control.
(b)          Definition.  For purposes of this SECTION 7, Awards of a Participant being “Accelerated” means, with respect to such Participant:
(i)	any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and
(ii)	any restriction periods and restrictions imposed on Restricted Stock shall lapse.
PART III

 SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS
SECTION 8.          Grant, Terms and Conditions of Options.
(a)          Designation.  Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option; provided, that,, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options.  Options shall be taken into account in the order in which they were granted.  To the extent that an Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option

(whether because of its provisions, the failure of the stockholders of the Company to timely approve the Plan, or the time or manner of its exercise or otherwise) such Option or the portion thereof that does not qualify as an Incentive Stock Option shall be deemed to constitute a Non-Qualified Stock Option under this Plan.  Notwithstanding any provision herein to the contrary, none of the Committee, the Employer, or the directors, officers or employees of the foregoing, shall have any liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time.

(b)          Term of Options.  The term of each Option shall be established by the Committee in its sole and absolute discretion at the date of grant; provided, that , the term of each Option shall be no more than 10 years from the date of grant, and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be no more than 5 years from the date of grant.
(c)          Vesting. Except as may otherwise be provided in an Award Agreement, each Option granted pursuant to this Plan may only be exercised to the extent that Participant is vested in such Option. Options granted pursuant to this SECTION 8 shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion.  The Committee in its sole and absolute discretion may provide that an Option will be vested or exercisable upon (1) the attainment of one or more performance goals or targets established by the Committee; (2) the Optionee’s continued employment as an Employee with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing.  Each Option may, in the sole and absolute discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option.  To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee’s employment for any reason other than death, in which case such Options shall immediately vest in full. Notwithstanding the foregoing, the Committee may accelerate the vesting schedule of any outstanding Option to the extent the Committee determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.
(d)          Exercise Prices.
(i)
The per Share exercise price under an Incentive Stock Option shall be: (A) if granted to a Participant who, at the time of the grant of such Incentive Stock Option, owns shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share of the Common Stock on the date the Option is granted, or (B) if granted to any other Participant, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(ii)	The per Share exercise price under a Non-Qualified Stock Option shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(iii)	Except as otherwise provided in this Plan, in no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.
(e)          Exercise.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, as provided in the applicable Award Agreement, and as are permissible under the terms of this Plan.  An Option may not be exercised for a fraction of a Share.
(f)          Expiration of Options Upon Termination of Employment.  Unless otherwise provided in the applicable Award Agreement as determined by the Committee at the time of grant, Options granted under this Plan, shall expire and cease to be exercisable as follows:
(i)	three (3) months after the date of the termination of Optionee’s employment, other than in circumstances covered by (ii), (iii) or (iv) below;
(ii)	immediately upon termination of Optionee’s employment for Misconduct;
(iii)	twelve (12) months after the date of the termination of a Optionee’s employment if such termination was by reason of disability (within the meaning of Section 22(e)(3) of the Code); and
(iv)	twelve (12) months after the date of the death of a Participant.
Notwithstanding the foregoing in this subsection (f), the Committee has the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Optionee’s employment had occurred. If the Committee extends the time during which an Incentive Stock Option will remain exercisable, then such extension shall be treated as the grant of a new Option as of the date of the extension.  To the extent that the extension of the expiration date results in an Option no longer qualifying as an Incentive Stock Option, such extension shall not be effective unless Optionee approves the extension and waives any and all claims against the Committee and the Company for any losses resulting from the disqualification of the Incentive Stock Option.
(g)          Section 162(m) Exemption.  The provisions of this Plan are intended to ensure that all Options granted hereunder to any Covered Employee qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, and all such Awards shall therefore be considered Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention including, without limitation, to require that all such Awards be granted by a Committee composed solely of outside directors.  When granting any Award other than an Option, the Committee may designate such Award as a Performance-Based Award, based upon a determination that the recipient is a Covered Employee and the Committee wishes such Award to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation including, without limitation, that all such Awards be granted by a Committee composed solely of outside directors.
(h)          Limitation on Amendment.  Notwithstanding any provision herein to the contrary, each Performance-Based Award (other than an Option) shall be earned, vested and payable (as applicable) only upon the achievement of one or more performance measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Performance-Based Award, in any manner that would cause the Performance-Based Award to cease to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such performance measure will be waived upon the death or disability of the Covered Employee (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for such exemption), and (ii) any rights to vesting or accelerated payment on a Change of Control shall apply notwithstanding this SECTION 8(h).
SECTION 9.          Grant, Terms and Conditions of Stock Awards.
(a)          Designation.  Restricted Stock may be granted either alone or in addition to other Awards granted under this Plan.  After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer.  The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee.  The term of each award of Restricted Stock shall be at the discretion of the Committee.
(b)          Vesting.  The Committee shall determine the time or times within which an Award of shares of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award.  The Committee may, but shall not be required, provide that vesting of such Award will occur upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) percentage increases in net revenue, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, and (iii) operating income (which for purposes of this calculation shall equal net income as determined in accordance with GAAP plus stock compensation expense); (2) the Optionee’s continued employment or service with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing.  Subject to the applicable provisions of the Award Agreement and this SECTION 9, upon termination of a Participant’s employment for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.  Each Restricted

Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.
(c)          Waiver of Restrictions. Notwithstanding anything contained in this SECTION 9 to the contrary, the Committee may, in its sole and absolute discretion, waive restrictions and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or disability of Participant, or a material change in circumstances arising after the date on which the Award is granted) and impose such terms and conditions (including forfeiture of a proportionate number of shares of the Restricted Stock) as the Committee shall deem appropriate.
PART IV

 TERM OF PLAN AND STOCKHOLDER APPROVAL
SECTION 10.          Term of Plan.  This Plan shall become effective as of the Effective Date and shall continue in effect until the tenth anniversary of the Effective Date or until terminated under SECTION 11 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to SECTION 11(a).
SECTION 11.          Amendment and Termination of this Plan.
(a)          Amendment and Termination.  The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to this Plan (1) increases the maximum number of shares available under the Plan, (2) changes the class of individuals eligible to receive Awards under the Plan, or (3) requires stockholder approval under the rules of the NYSE MKT, such other exchange or quotation service upon which the Company’s Common Stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of this Plan.  Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.
(b)          Effect of Amendment or Termination.  Any amendment or termination of this Plan shall not impair the rights of Participants under previously-granted Awards and such Awards shall remain in full force and effect as if this Plan had not been so amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.
SECTION 12.          Stockholder Approval.  The effectiveness of this Plan is subject to approval by the stockholders of the Company in accordance with applicable NYSE MKT rules, or the rules of such other exchange upon which the Company’s Common Stock is either quoted or traded at the time the Plan becomes effective.

PART V

 MISCELLANEOUS
SECTION 13.          Unfunded Plan.  The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust.  The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s beneficiaries or estate has any interest in any assets of the Company by virtue of this Plan.  Nothing in this SECTION 13 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company’s creditors.  Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company’s creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.
SECTION 14.          Representations and Legends.  The Committee may require each person purchasing shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificate for such shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.
All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.
SECTION 15.          Assignment of Benefits.  No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge.  Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.
SECTION 16.          Governing Laws.  This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Delaware.
SECTION 17.          Application of Funds.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

SECTION 18.          Right of Discharge.  Nothing in this Plan or in any Award or Award Agreement shall confer upon any Participant or any other individual the right to continue in the employment or service of the Company or any of its Subsidiaries, or affect any right the Company or any of its Subsidiaries may have to terminate the employment or service of any such Participant or any other individual at any time for any reason.
SECTION 19.          Withholding.  The Company shall not deliver shares of Common Stock in respect of the exercise of or lapse in restrictions on an Award unless and until the Participant has made arrangements satisfactory to the Company to pay applicable withholding tax obligations.  Unless other arrangements have been made, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the exercise of or lapse in restrictions on an Award (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company).  The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of or lapse in restrictions on an Award from any amounts payable by it to the Participant (including, without limitation, future cash wages).
SECTION 20.          Clawback.  The Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including previously granted Awards and any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any claw back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable Award Agreement.  For the avoidance of doubt, the Committee shall have the express authority to retroactively subject any outstanding Awards (or proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) to such clawback policy.
SECTION 21.          Indemnification.  The Company shall indemnify each present and future member of the Committee, as well as any officer or employee acting at the direction of the Committee or its authorized delegate, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his performance of services in connection with the administration of this Plan, whether or not he continues to perform such services at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by such individual (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties hereunder or (b) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of the estate of each such member of the Committee or the Board, as well as any employee acting at the direction of the Committee or its authorized delegate, and shall be in addition to all other rights to which such member, officer or employee shall be entitled as a matter of law, contract, or otherwise.
SECTION 22.          No Limitation Upon the Rights of the Company.  The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.
SECTION 23.          No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan. If an Award vests or becomes exercisable with respect to a fractional Share, such installment will instead be rounded to the next highest whole number of Shares, except for the final installment, which will be for the balance of the total Shares subject to the Award. If a fractional Share is granted under an Award, the Committee shall pay cash to Participant in an amount equal to the proportional Fair Market Value of such fractional Share in lieu of any such fractional Share, and any rights with respect to such fractional Share shall be cancelled, terminated and otherwise eliminated.
SECTION 24.          Qualification of Plan.  This Plan is not intended to be, and shall not be, qualified under Section 401(a) of the Code.
SECTION 25.          Compliance within Jurisdiction.  Notwithstanding any provision herein to the contrary, this Plan shall not be effective in any jurisdiction, and no Awards shall be granted to residents thereof, unless the Plan has been properly qualified under the applicable securities laws, if any, of such jurisdiction.
SECTION 26.          Severability.  If any provision of this Plan or any Award is, or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would cause this Plan or any Award to fail to comply under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.
SECTION 27.          Headings.  Headings are given throughout this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
SECTION 28.          Gender and Number. In construing the Plan, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.